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                                                                 Exhibit (c)(17)



GRUMMAN CORPORATION
  BETHPAGE, NEW YORK 11714-3580


                                                     CONTACT:  ROBERT P. HARWOOD

                                                     PHONE:     (516) 575-5287

                                                     RELEASE:   IMMEDIATELY
                                                                GC #94-12

                          GRUMMAN RESPONDS TO NORTHROP

     BETHPAGE, NEW YORK, March 30, 1994 -- Grumman Corporation (NYSE: GQ) announced today that it had sent the attached letter responding to Northrop Corporation's letter of March 30, with a copy to Martin Marietta Corporation.